Exhibit 99.1

Contact:
Investors	News Media
Maggie Flynn	John Stevens
(617)369 8577	(617)867 1451
mflynn@digitas.com	jstevens@digitas.com

DIGITAS REPORTS FIRST QUARTER 2005 RESULTS

•    Fee revenue grows by 34% from Q1 2004

•    Net income climbs 39% over Q1 2004

Boston, April 28, 2005—Digitas Inc. (Nasdaq: DTAS) today reported results for the first quarter of 2005, in line with management’s previously announced expectations.

Results of Operations

Digitas reported fee revenue for the first quarter of 2005 of $80.3 million, compared with $60.1 million for the first quarter of 2004. Total revenue, including reimbursable pass-through expenses, was $137.8 million for the first quarter of 2005, compared to $89.8 million for the first quarter of 2004. The company reported net income of $10.4 million, or $0.11 per diluted share, for the first quarter of 2005, as compared to net income of $7.4 million, or $0.10 per diluted share, in the prior-year period. Adjusted cash earnings1 were $11.1 million, or $0.12 per share, for the first quarter of 2005, as compared to adjusted cash earnings of $8.0 million, or $0.11 per share, for the first quarter of 2004. The company’s cash balance including short term investments at March 31, 2005, was $181.8 million, as compared to $177.5 million at December 31, 2004. The company also repurchased 922,500 shares of its common stock at an average price of $9.71 per share in the first quarter of 2005.

David Kenny, Chairman and Chief Executive Officer of Digitas Inc., said, “Marketing spend continues to move in the direction of our agencies’ expertise: digital and accountable media. These media increasingly lead the generation of rich, active brand experiences. As a result, we continue to acquire more share of clients’ brand building spend. Looking across 2005, we expect additional growth to come from momentum within our scaling and seed client segments, and as a result of increased opportunities for new clients under our two agency model.”

Guidance

Digitas said it anticipates fee revenue of $85 million–$88 million for the second quarter of 2005. The company also said it expects to achieve earnings per share calculated in accordance with generally accepted accounting principles of $0.11–$0.13 in the second quarter of 2005. In addition, Digitas expects adjusted cash earnings2 of $0.12–$0.14 per share for the second quarter of 2005.

For the full year 2005, the company anticipates fee revenue of $330 million–$340 million, earnings per share calculated in accordance with generally accepted accounting principles of $0.42–$0.46, and adjusted cash earnings2 per share of $0.47–$0.51.

Brian Roberts, Chief Financial Officer of Digitas Inc., said, “Our expected second quarter growth reflects our belief that the shift in marketing spend from traditional to digital channels is happening now. This shift coupled with a strong operating focus across both networks positions us well to drive scale, increase margins and improve quality creating more value for our clients, our people and our shareholders.”

Digitas will discuss its first quarter performance on a conference call this afternoon at 4:30 p.m. (Eastern). The call-in number is (888) 689-4452 (U.S. and Canada) or (706) 679-5891 (international). A live webcast of the conference call will also be available on the investor relations page of the company’s Web site, at http://investor.digitas.com. The financial and statistical information presented during the conference call will be available for replay at http://investor.digitas.com promptly after the conference call. Replays by telephone will be available for seven days following the call. To access the replay by telephone, please call (800) 642-1687 (U.S. and Canada) or (706) 645-9291 and request conference ID 5523727. Replays of the call will be available by webcast for an extended period of time at the company’s Web site, at http://investor.digitas.com.

About Digitas Inc.

Digitas Inc. (Nasdaq: DTAS) is among the world’s largest marketing services organizations and is the parent company of two of the industry’s most successful digital and direct marketing agencies: Modem Media and Digitas LLC. Digitas Inc. agencies offer strategic and marketing services that drive measurable acquisition, cross-sell, loyalty, affinity and customer care engines across digital and direct media for world-leading marketers. The Digitas Inc. family has long-term relationships with such clients as American Express, AOL, AT&T, Delta Air Lines, General Motors, IBM, Kraft Foods, Michelin and Unilever. Founded in 1980, Digitas Inc. and its two agencies: Modem Media, with offices in London, Norwalk, and San Francisco; and, Digitas LLC, with offices in Boston, Chicago, and New York, employ more than 1,500 professionals.

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[1]	The company’s adjusted cash earnings calculation excludes from its GAAP earnings amortization of intangible assets, stock-based compensation, restructuring expenses (income), and extraordinary items, if any, and employs the company’s actual tax provision. The company believes its adjusted cash earnings calculations are meaningful as they exclude any noncash charges which the company believes are not necessarily indicative of the performance of the company’s underlying business. Management believes the presentation of earnings excluding these charges provides useful information to investors as measures of operating performance basic to the company’s ongoing operations and comparable from period to period. The following table reconciles adjusted cash earnings to GAAP earnings:

	3 Months Ended
(in thousands, except per share data)	3/31/05	3/31/04
GAAP earnings(loss)	$10,357	$7,430

Amortization of intangible assets	700	176
Stock-based compensation	83	441

Total of adjustments	$783	$617

Adjusted cash earnings	$11,140	$8,047

Weighted average shares outstanding used in adjusted cash earnings per share calculation	96,441	73,962

Adjusted cash earnings per share	$0.12	$0.11

[2]	The company’s projected adjusted cash earnings per share are calculated and presented for the same reasons as described in the preceding note. The following table reconciles projected adjusted cash earnings per share to projected GAAP earnings per share. (In some instances, due to rounding, the individual adjustments may not directly add to the total of adjustments.)

	3 Months Ended 6/30/05		12 Months Ended 12/31/05
	Low End	High End	Low End	High End
GAAP earnings	$0.11	$0.13	$0.42	$0.46

Amortization of intangible assets	0.01	0.01	0.03	0.03
Stock-based compensation	0.01	0.01	0.02	0.02

Total of adjustments	$0.01	$0.01	$0.05	$0.05

Adjusted cash earnings	$0.12	$0.14	$0.47	$0.51

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements under the caption “Guidance” regarding management’s expectations with respect to future revenues, earnings per share and adjusted cash earnings per share and statements regarding the company’s future business prospects and client spending patterns. These and all other forward-looking statements in this press release are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected or implied in such forward-looking statements. Such factors include, without limitation, overall economic and business conditions, the demand for the company’s services (including the willingness and ability of the company’s clients to maintain or expand their spending), competitive factors in the company’s markets, the company’s ability to sublet its excess real estate in the anticipated time frame, and the company’s ability to effectively manage its growth and client relationships, among other factors. A further list and description of some of the risks and uncertainties potentially impacting the company’s business and future performance can be found in the company’s filings with the Securities Exchange Commission. Guidance offered by Digitas senior management today represents a point-in-time estimate made early in the first quarter and is based upon numerous assumptions that while believed to be reasonable may not prove to be accurate. The company expressly disclaims any current intention or obligation to update this forecast or any other forward-looking statement contained in this press release.

DIGITAS INC.

STATEMENT OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	3 Months Ended March 31,
	2005	2004
Revenue:
Fee revenue	$80,279	$60,105
Pass-through revenue	57,501	29,735

Total revenue	137,780	89,840

Operating expenses:
Professional services costs	46,266	34,890
Pass-through expenses	57,501	29,735
Selling, general and administrative expenses	23,588	17,089
Stock-based compensation	83	441
Amortization of intangible assets	700	176

Total operating expenses	128,138	82,331

Income from operations	9,642	7,509

Other income (expense):
Interest income	1,138	140
Interest expense	(120)	(203)
Other miscellaneous income	28	1

Income before provision for income taxes	10,688	7,447
Provision for income taxes	331	17

Net income	$10,357	$7,430

Net income per share:
Basic	$0.12	$0.12
Diluted	$0.11	$0.10
Weighted-average common shares outstanding:
Basic	87,619	63,457
Diluted	96,441	73,962

DIGITAS INC.

BALANCE SHEET

(dollars in thousands)

	(unaudited)	December 31, 2004
	March 31, 2005
ASSETS

Current assets:
Cash and cash equivalents	$137,810	$130,546
Short-term investments	$44,017	$46,999
Accounts receivable, net of allowance for doubtful accounts of $999 and $1,053 at March 31, 2005 and December 31, 2004, respectively	45,802	48,830
Accounts receivable, unbilled	29,041	9,772
Prepaid expenses and other current assets	2,775	8,052

Total current assets	259,445	244,199
Fixed assets, net	22,471	22,325
Goodwill, net	216,981	218,208
Other intangible assets, net	33,417	34,117
Other assets	5,409	5,328

Total assets	$537,723	$524,177

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$34,657	$14,028
Current portion of long-term debt	281	363
Billings in excess of cost and estimated earnings on uncompleted contracts	36,703	48,828
Accrued expenses	11,754	11,864
Accrued compensation	28,892	23,810
Accrued restructuring	5,211	14,707

Total current liabilities	117,498	113,600
Long-term debt, less current portion	210	219
Accrued restructuring, long-term	18,149	19,272
Other long-term liabilities	7,025	7,403

Total liabilities	142,882	140,494

Shareholders’ equity:
Preferred shares, $.01 par value per share; 25,000,000 shares authorized and none issued and outstanding at March 31, 2005 and December 31, 2004	—	—
Common shares, $.01 par value per share, 175,000,000 shares authorized; 89,057,005 and 86,710,197 shares issued and outstanding at March 31, 2005 and December 31, 2004, respectively	891	867
Additional paid-in capital	533,828	533,095
Accumulated deficit	(139,504)	(149,861)
Cumulative foreign currency translation adjustment	23	208
Deferred compensation	(397)	(626)

Total shareholders’ equity	394,841	383,683

Total liabilities and shareholders’ equity	$537,723	$524,177